EX-99.28(h)(3)(i)

Fifth Amended and Restated

Schedule A

to the

Amended and Restated

Co-Administration Agreement

by and between

Investment Managers Series Trust II

and

UMB Fund Services, Inc.

NAMES OF FUNDS

ACR Multi-Strategy Quality Return (MQR) Fund

ACR International Quality Return (IQR) Fund

All Terrain Opportunity Fund

Cannabis Growth Fund

Cedar Ridge Unconstrained Credit Fund

Vivaldi Merger Arbitrage Fund

Vivaldi Multi-Strategy Fund

WV Concentrated Equities Fund

In witness whereof, the undersigned have executed this Fifth Amended and Restated Schedule A to the Amended and Restated Co-Administration Agreement between Investment Managers Series Trust II, UMB Fund Services, Inc. and Mutual Fund Administration, LLC (f/k/a Mutual Fund Administration Corporation) effective as of the 1st day of April, 2019.

INVESTMENT MANAGERS SERIES TRUST II

By:	/s/ Joy Ausili

Title:	Vice President

MUTUAL FUND ADMINISTRATION, LLC

By:	/s/ Rita Dam

Title:	Co-CEO

UMB FUND SERVICES, INC.

By:	/s/ Maureen Quill

Title:	EVP